EXHIBIT 10.3

ZYNEX, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of ____________, 2008, by and between ZYNEX, INC., a Nevada corporation (the “Company”), and _________________ (“Indemnitee”).

R E C I T A L S

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors’ and officers’ liability insurance and the possibility of corporate litigation in general, subjecting officers and directors to expensive litigation risks; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, in consideration for Indemnitee’s services, as an officer or director of the Company, the Company and Indemnitee hereby agree as follows:

1.           Indemnification.

(a)           Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld, conditioned or delayed) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee is not liable pursuant to Nevada Revised Statutes (“NRS”) § 78.138, or if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that Indemnitee is liable pursuant to NRS § 78.138 or did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           Proceedings By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and reasonable attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee is not liable pursuant to NRS § 78.138 or Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made for any claim, issue or matter as to which Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)           Mandatory Payment of Expenses.  To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) and 1(b), or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2.           Service to the Company.  The parties recognize that Indemnitee is providing consideration to the Company for this Agreement by either accepting the position of a director or officer or by continuing to serve in such a position, without any obligation to do so, until the director or officer resigns or is removed.  This Agreement serves as part of the consideration and inducement for Indemnitee to do so.

3.           Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or 1(b) (but not amounts actually paid in settlement of any such action, suit or proceeding because settlement payments are the subject of Section 1 above).  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company as authorized hereby for the amounts.

(b)           Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company written notice as soon as practicable of any claim for which Indemnitee will or could seek indemnification under this Agreement.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)           Procedure.  Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than 30 days after receipt of the written request of Indemnitee, provided that a determination is made within such 30-day period that, as to Indemnitee’s specific case, indemnification of Indemnitee is proper in the circumstances.  Such determination shall be made: (a) by the Company’s stockholders; (b) by the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.  Notwithstanding the foregoing, if there has been a Change of Control (as defined below) after the date of this Agreement and if so requested by the Indemnitee, such determination shall be made by independent legal counsel in a written opinion.  For this purpose, “independent legal counsel” means a law firm or a member of a law firm that neither is at the time, nor in the past five (5) years has been, retained to represent (i) the Company or the Indemnitee in any matter; or (ii) any other party to the matter giving rise to a claim for indemnification under this Agreement.  Notwithstanding the foregoing, the term “independent legal counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the laws of the State of Nevada, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of the independent legal counsel referenced above and to indemnify fully such independent legal counsel against any and all expenses (including without limitation attorneys’ fees), liabilities, losses and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.  If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within 30 days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Sections 8 and 9(g) of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.  However, Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for a court of competent jurisdiction to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)           Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 3(b), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)           Selection of Counsel.  In the event the Company shall be obligated under Section 3(a) to advance the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his  counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(f)           Settlement by the Company.  The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(g)           Burden of Proof.  If under applicable law, the entitlement of Indemnitee to be indemnified or advanced expenses hereunder depends upon whether a standard of conduct has been met, the burden of proof of establishing that Indemnitee did not act in accordance with such standard shall rest with the Company.  Indemnitee shall be presumed to have acted in accordance with such standard and to be entitled to indemnification or the advancement of expenses (as the case may be) unless, based upon a preponderance of the evidence, it shall be determined that Indemnitee has not met such standard.

(h)           Change in Control.  For purposes of this Section, a “Change in Control” shall be deemed to have occurred if any of the following events occurs: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding the Sandgaard Group, becomes after the date hereof the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total number of votes that may be cast for the election of directors of the Company (called in this definition "voting securities"); (ii) at least 40% of the directors of the Company constitute persons who were not, at the time of their first election to the Board of Directors of the Company, candidates proposed by a majority of the Company's Board of Directors in office prior to the time of such first election; (iii) either stockholder approval of the dissolution of the Company or the actual dissolution of the Company; (iv) a sale or other disposition, or the last sale or other disposition to occur in a series of sales and/or other dispositions within any 12-month period ("Serial Sales"), by the Company of assets which (at the time of the sale or disposition or, in the case of Serial Sales, as of the beginning of such 12-month period) account for more than 75% of the total assets or 40% of the revenues of the Company, as determined in accordance with generally accepted accounting principles; provided, however, that no sale or disposition of assets or stock shall be taken into account to the extent that the proceeds of such sale or disposition (whether in cash or in-kind) are reinvested in the Company or are, in the case of proceeds received in-kind, used in the ongoing conduct of the Company, provided further that such a reinvestment shall not be deemed to have occurred unless made within 12 months of such sale or disposition and provided further that, the term reinvestment shall include, among other things, the use of proceeds to repay debt incurred in connection with the operation of the business in which the assets sold or disposed of were used; (v) the stockholders shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the voting securities of the Company outstanding immediately prior thereto representing (by remaining outstanding or being converted into securities of the surviving entity or otherwise) less than 70% of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, business combination or reorganization; or (vi) any other event which the Company's Board of Directors determines, in its discretion, would materially alter the structure of the Company or its ownership.  “Sandgaard Group” means (i) Thomas Sandgaard who is at the date of this Agreement an officer or director of the Company and a beneficial owner of more than 30% of the Company’s common stock; (ii) any affiliate (as defined in Rule 12b-2 of the rules and regulations under the Exchange Act; (iii) a Related Party of Mr. Sandgaard; and (iv) any transferee of common stock owned beneficially by any person described in the foregoing clauses that is approved in advance of a transfer by a majority of the Board of Directors of the Company.  For this purpose, “Related Party” means:  (i) a spouse, children (by blood or adoption), and other descendants (by blood or adoption); (ii) any trust primarily for the benefit of Mr. Sandgaard and/or any of the persons described in clause (i); (iii) any entity owned beneficially entirely by any of Mr. Sandgaard, parties described in clause (i) and/or parties described in clause (ii); and (iv) in the case of the death of Mr. Sandgaard or any party that was a Related Party immediately prior to the person’s death, the heirs, legatees, devisees, distributees, personal representatives, or estate of the deceased person, whether by will or intestacy.

4.           Additional Indemnification Rights; Nonexclusivity.

(a)           Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by the NRS, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation, the Company’s Bylaws or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)           Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the NRS, or otherwise, for either an action in Indemnitee’s official capacity or action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to NRS § 78.7502 or for the advancement of expenses made pursuant to Section 3, may not be made to or on behalf of Indemnitee if a final adjudication establishes that Indemnitee’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5.           Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.           Mutual Acknowledgement.  Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.           Officer and Director Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain a policy greater in value than the Company’s current Director and Officer Liability Insurance Policy with National Union Fire Insurance Co. of Pittsburgh, PA, Policy #659-63-95 (the “Current D&O Policy”), or to maintain the Current D&O Policy providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining or maintaining such insurance coverage against the protection afforded by such coverage.  In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer.  Notwithstanding the foregoing, the Company shall have no obligation to maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

8.           Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under § 78.7502 of the NRS, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(b)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(c)           No Duplicative Payments.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent that Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s articles of incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder.

(d)           Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.           Miscellaneous.

(a)           Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Nevada, as applied to contracts between Nevada residents entered into and to be performed entirely within Nevada without regard to the conflict of law principles thereof.

(b)           Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement may be brought in the state courts of the State of Nevada.

(c)           Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing and signed by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(d)           Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

(e)           Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

(f)           Severability.  If and to the extent that any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, then to such extent the invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced.  In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.  Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

(g)           Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

(h)           Notice.  All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed to the party to be notified at the address, facsimile number or electronic mail address indicated for such person on the signature page hereof, or at such other address, facsimile number or electronic mail address as such party may designate by 10 days’ advance written notice to the other party hereto.  All such notices and other communications shall be deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or when directed to the electronic mail address set forth on the signature page hereof.

(i)           Construction.  Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender.  Headings are used for convenience only, and are not to be given substantive effect.  All references to section numbers and exhibits in this Agreement are references to sections and exhibits in this Agreement, unless otherwise specifically indicated.  All exhibits and schedules are incorporated in this Agreement as if set forth herein in full.  Recitals are part of this Agreement and shall be considered in its interpretation.

(j)           Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

(k)           Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(l)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

EXECUTED as of the date first above written.

ZYNEX, INC.

By:
__________________, __________

Address:

AGREED TO AND ACCEPTED:

“Indemnitee”

_________________________________

Address:
_______________________________ _______________________________
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